EXHIBIT 10.1
This AMENDMENT No. 3, dated as of July 23, 2009, to Clinical Study Agreement, dated July 2, 2003, is by and between Cornell University for and on behalf of its Joan & Sanford I. Weill Medical College (the “Medical College”) and Neurologix, Inc. (“Sponsor”).
WHEREAS, the Medical College and Sponsor have entered into a Clinical Study Agreement, dated July 2, 2003, as amended by Amendment No. 1 on September 24, 2004 and Amendment No. 2 on February 28, 2007 (as amended, the “Agreement”); and
WHEREAS, the Medical College and Sponsor wish to modify and amend the terms of the Agreement to (i) extend the performance period of the Sponsored Research Program referenced in Section 3 of the Agreement, which period terminated on August 31, 2007, and (ii) eliminate from the Scope of Work referenced in Section 1 of the Agreement all research and activities relating to blood-brain barrier work; and
WHEREAS, capitalized terms not expressly defined herein shall have defined meanings specified in the Agreement.
NOW, THEREFORE, in consideration of the promises made below, the parties hereby agree and covenant as follows:
1.	Except as expressly amended herein, all other terms and condition of the Agreement shall remain in full force and effect.
2.	a. The third sentence of Section 1 of the Agreement shall be amended, in its entirety, as follows:
“Furthermore, the Medical College agrees to use all reasonable efforts to perform the studies to be conducted in the Laboratory of Molecular Neurosurgery as described in Attachment E, titled “Scope of Work for Addendum No. 2 to Weill-Cornell Neurologix Sponsored Research Agreement” except, as of the date hereof, all research relating to mechanisms by which certain gene therapy treatments may penetrate the blood-brain barrier shall be eliminated from the Scope of Work.”
a.	As a result of the amendment herein, Schedule A of the Agreement shall be amended by deleting the last two sentences thereof.
3.	Section 3 of the Agreement shall be deleted and replaced in its entirety with the following:
“3. PERIOD OF PERFORMANCE. The Sponsored Research Program shall be conducted during the period from September 1, 2004 until the termination of the Agreement pursuant to Section 5 hereof.”
4.
This Amendment constitutes the entire agreement between the parties regarding the subject matter hereof, there being no other written, oral or other agreements or understandings between the parties regarding the subject matter hereof or otherwise amending or modifying the Agreement.

5.
This Amendment (a) may be executed in counterparts; (b) is binding upon the successors and assigns of the parties hereto; and (c) may not be amended, altered or modified except in a writing signed by all of the parties hereto.

[Signature page follows]

Agreed as of the date first above written:

CORNELL UNIVERSITY FOR AND ON BEHALF OF ITS JOAN & SANFORD I. WEILL MEDICAL COLLEGE	NEUROLOGIX, INC.
/s/ Marc Panoff

/s/ Stephen Cohen	[NAME] Marc Panoff

Stephen Cohen	[TITLE] CFO
Associate Treasurer

July 17, 2009	7/23/09

[DATE]	[DATE]

/s/ John Mordock

[NAME] John Mordock
[TITLE] CEO & President

7/23/09

[DATE]
I agree to act as Principal Investigator for the project described above:

/s/ Michael G. Kaplitt	7/10/09

Michael G. Kaplitt, MD, PhD	[DATE]